N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Cash Trust Series, Inc. on behalf of Federated Government Cash Series, Federated Municipal Cash Series, Federated Prime Cash Series, Federated Treasury Cash Series (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended May 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 19, 2013

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: July 19, 2013

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.